Exhibit 99.1

   NetScout Systems Reports Fourth Quarter & Year-End Financial Results For
                                 Fiscal 2004

    WESTFORD, Mass., April 28 /PRNewswire-FirstCall/ -- NetScout Systems, Inc. (Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2004.
    Revenue for the fourth quarter of fiscal year 2004 was $19.5 million, compared to revenue of $18.9 million in the previous quarter and revenue of $17.7 million in the fourth quarter of fiscal year 2003. Net loss for the quarter was $177,000, or ($0.01) per basic and diluted share, compared to net income of $184,000, or $0.01 per diluted share, for the previous quarter and compared to a net loss of $354,000, or ($0.01) per basic and diluted share, in the fourth quarter of fiscal year 2003.
    For the fiscal year ended March 31, 2004, NetScout reported revenue of $71.5 million, flat compared to revenue of $71.7 million for the fiscal year ended March 31, 2003. The net loss for the fiscal year ended March 31, 2004 was $545,000, or ($0.02) per basic and diluted share, compared to a net loss of $2.5 million, or ($0.08) per basic and diluted share, for the prior fiscal year.
    "We are very pleased with the results of this quarter and the consistent improvements our business has been experiencing in each successive quarter of fiscal year 2004," said Anil Singhal, President and CEO of NetScout Systems. "For the last three quarters, both total revenue as well as product revenue have grown sequentially with stronger order flow and improving visibility. Over the last three years, despite the tough economic climate, we maintained our commitment to R&D investment in our CDM(R) strategy, preserving our precious human resources and talent while remaining cash flow positive. We believe that our strategy is starting to deliver results, putting NetScout in a much stronger competitive position than ever before. As we enter the new fiscal year, we expect to build further upon the successes we have achieved so far."

    Financial Highlights for the Fourth Quarter:
    -- Total revenue increased 3% sequentially and increased 10% from the fourth quarter of fiscal year 2003. Product revenue increased 5% sequentially and increased 15% from the fourth quarter of fiscal year 2003. Service revenue increased 1% sequentially and increased 14% from the fourth quarter of fiscal year 2003. Royalty revenue increased 8% sequentially and decreased 56% from the fourth quarter of fiscal year 2003.
    -- Gross margin was 76% of total revenue, flat both sequentially and compared to the fourth quarter of fiscal year 2003.
    -- Cash flow from operations was positive.
    -- Cash and short and long-term marketable securities increased by $1.7 million to $75.5 million in the fourth quarter and increased by $4.2 million year-over-year.
    -- 39 new customers were added worldwide.
    -- 283 customers made repeat purchases.
    -- 58 customers with order volume over $100,000 were received.
    -- Direct sales represented 48% of total revenue; indirect sales to resellers represented 52% of total revenue.
    -- International business comprised approximately 23% of total revenue.

    Product and Company Highlights for the Fourth Quarter:
    -- NetScout released new features for monitoring the performance of Citrix-hosted applications on converged networks, allowing customers to monitor individual or groups of Citrix-based applications, measure response time, proactively manage faults, rapidly troubleshoot problems and dynamically plan network bandwidth changes.
    -- NetScout announced the nGenius(R) Express Linux Appliance, a server with Red Hat's Enterprise Linux operating system and pre-installed with nGenius(R) Performance Manager 2.0.1 for enterprises preferring Unix-based server operating systems.
    -- NetScout added functionality to its SAN monitoring probe with performance monitoring and reporting for Virtual SAN (VSAN) technology in Cisco Fibre Channel SAN implementations. Features include expanded troubleshooting with new switch roving support. The features are available in a firmware upgrade to the nGenius(R) 9800 Fibre Channel Probe and software enhancements to nGenius Performance Manager 2.0.1.
    -- NetScout expanded its sales channels in Asia by signing a new partnership agreement with Stark Technology Inc., a major provider of information technology solutions in Taiwan.

    Fiscal Year 2004 in Review:
    -- During the year NetScout delivered a major product release, the nGenius
       Performance Manager 2.0 series and related nGenius Probe(R) firmware
       6.0 series, the first solution in the market to unify the information, features and functions of multiple performance management disciplines within a single product. The solution delivers network and application monitoring, capacity planning and reporting, troubleshooting, fault prevention and service level management using enterprise-wide information that has been gathered and analyzed using NetScout's patent-pending CDM(TM) Technology. Key features include the following:

       -- The ability to gather and analyze flows from network infrastructure devices, such as routers and switches, supporting partnerships with Cisco, Foundry and Extreme.
       -- A common framework for passive and active response time measurement. -- A distributed server architecture for virtually unlimited scalability.
       -- Power Alarms(TM) that automatically collect detailed evidence for troubleshooting.
       -- Workspaces(TM)  for real-time troubleshooting and planning.
       -- Enhanced monitoring for QoS classified application traffic.
       -- Enhanced application and protocol support for applications such as Citrix, IP-based storage protocols, SIP for Voice-over-IP traffic, and packet capture and decode for 450 protocols and applications, including wireless and multicast.
       -- Special interfaces that allow partners and end-users to tap into the CDM data repository for additional applications in important areas of security forensics, virus tracking, billing, modeling and simulation and policy-based orchestration.
    -- NetScout released the nGenius(R) Two Port T3/E3 ATM Probe that addresses a widespread need among enterprises for cost-effective monitoring and management of ATM environments. The probe delivers several market firsts for NetScout: simultaneous monitoring of two separate or two redundant wide area T3/E3 ATM circuits, or simultaneous monitoring of Fast Ethernet LAN and ATM WAN traffic. In addition the Probe extends security visibility into the WAN by allowing a Network Intrusion Detection System to access WAN traffic using the nGenius(R) Flow Director probe option.
    -- NetScout was awarded ISO 9001:2000 certification, demonstrating the Company's ongoing commitment to provide the highest-quality products and service to its customers.
    -- During the year NetScout added 27 partners to its channel partner program, including several alliances in Asia: Comstor (Singapore), Stark Technology (Taiwan), nMetrics Pty Ltd. (Australia).
    -- Customer implementations of nGenius(R) during the year include:  China
       Telecom (China), Jet Propulsion Laboratory, Sony Electronics, Verizon Information Services, Defense Intelligence Agency, Goodyear Tire & Rubber Company, Electrolux (Sweden), University of California at San Francisco, American Red Cross, Great River Energy, Factiva, Arizona Supreme Court, Kaiser Permanente, Deutsche Angestellten-Krankenkasse (Germany), Catalina Marketing, Skandia (Sweden), Hanover Compressor Company, Phoenix Companies, U.S. Coast Guard, Colorado Division of Wildlife, Kodak, Shin Kong Life (Taiwan), Georgia-Pacific, Food Lion, Scandinavian IT Group (Sweden) and Hallmark Cards, Inc.

    Guidance:
    For the seasonally slow first quarter of fiscal year 2005, the Company expects revenue to be in the range of $19 million to $20 million and net income per diluted share to be in the range of ($0.01) to $0.00. The Company expects to be cash neutral in the quarter.

    CONFERENCE CALL INSTRUCTIONS:
    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 888-273-9890 for U.S./Canada and 612-288-0340 for international callers. A replay of the call will be available after 8:00 p.m. ET on April 28 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 728286.

    About NetScout Systems, Inc.
    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:
    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the Company's CDM(TM) Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and its quarterly report on Form 10-Q for the quarter ended December 31, 2003 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
    NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc. CDM and the CDM logo, Universal Response Time, Power Alarms, Workspaces and MasterCare and the MasterCare logo are trademarks of NetScout Systems, Inc. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications and service and support programs.
    The Company's condensed consolidated statements of operations and balance sheets are attached.

     Contact:
     Catherine Taylor
     Director of Investor Relations
     NetScout Systems, Inc.
     978-614-4286
     IR@netscout.com

                                      NetScout Systems, Inc.
                                     Condensed Consolidated
                                    Statements of Operations
                                          (In thousands)
                                           (Unaudited)
                                       Three Months Ended  Twelve Months Ended
                                               March 31,         March 31,
                                             2004     2003     2004     2003
    Revenue:
       Product                             $11,746  $10,223  $41,442  $41,696
       Service                               7,314    6,441   28,331   24,527
       License and royalty                     466    1,053    1,761    5,435
          Total revenue                     19,526   17,717   71,534   71,658

    Cost of revenue:
         Product(1)                          3,534    3,070   13,135   13,282
         Service (including stock-based
          compensation of
          $-, $1, $2 and $6,
          respectively)                      1,111    1,203    4,243    4,565
           Total cost of revenue             4,645    4,273   17,378   17,847

    Gross margin                            14,881   13,444   54,156   53,811

    Operating expenses:
       Research and development (including
        stock-based compensation of
       $23, $42, $118 and $821,
        respectively)(2)                     4,189    4,266   14,704   17,100
       Sales and marketing (including
        stock-based compensation of
       $3, $11, $16 and $65, respectively)   9,725    8,091   34,362   33,380
       General and administrative
        (including stock-based
        compensation
       of $-, $1, $- and $6, respectively)   1,772    1,494    6,524    7,447
       Amortization of other intangible
        assets                                 -        272      272    1,088
           Total operating expenses         15,686   14,123   55,862   59,015

    Income (Loss) from operations             (805)    (679)  (1,706)  (5,204)
    Interest income and other expenses,
     net                                       170      248      694    1,145
    Income (loss) before income tax
     expense (benefit)                        (635)    (431)  (1,012)  (4,059)
    Income tax expense (benefit)              (458)     (77)    (467)  (1,520)
    Net income (loss)                        $(177)   $(354)   $(545) $(2,539)

    Basic net income (loss) per share       $(0.01)  $(0.01)  $(0.02)  $(0.08)
    Diluted net income (loss) per share     $(0.01)  $(0.01)  $(0.02)  $(0.08)
    Shares used in computing:
         Basic net income (loss) per share  30,346   29,981   30,155   29,897
         Diluted net income (loss) per
          share                             30,346   29,981   30,155   29,897


    (1) Cost of product revenue includes amortization of capitalized software of $166 and $442 for the three and twelve months ended March 31, 2004.
    (2) Research and development costs are net of capitalized software development costs of $0 for the three months ended March 31, 2004 and $1,325 for the twelve months ended March 31, 2004.



                                           NetScout Systems, Inc.
                                          Condensed Consolidated
                                               Balance Sheet
                                              (In thousands)
                                                (Unaudited)

                                                  March 31,         March 31,
                                                    2004              2003

    Assets
    Current assets:
       Cash and cash equivalents                   $19,011           $43,823
       Marketable securities                        50,432            27,442
       Accounts receivable, net                     10,851            11,906
       Inventories                                   3,366             2,982
       Refundable income taxes                       2,102             1,226
       Deferred income taxes                         1,667             1,782
       Prepaids and other current assets             2,175             2,088

          Total current assets                      89,604            91,249

    Fixed assets, net                                5,415             6,912
    Capitalized software development
     costs                                             884               -
    Goodwill, net                                   28,839            28,839
    Other intangible assets, net                       -                 272
    Deferred income taxes                            8,378             7,651
    Long-term prepaid expense                           45
    Long-term marketable securities                  6,016               -
            Total assets                          $139,181          $134,923


    Liabilities and Stockholders' Equity
    Current liabilities:
       Accounts payable                             $1,984            $1,403
       Accrued compensation                          4,481             3,658
       Accrued other                                 2,140             1,819
       Income tax payable                              490                 -
       Deferred revenue                             16,974            16,242

          Total current liabilities                 26,069            23,122

    Stockholders' equity:
       Common stock                                     34                34
       Additional paid-in capital                  110,683           108,835
       Accumulated other comprehensive
        income                                           7                 7
       Deferred compensation                             -              (132)
       Treasury stock                              (26,490)          (26,366)
       Retained earnings                            28,878            29,423

          Total stockholders' equity               113,112           111,801

            Total liabilities and
             stockholders' equity                 $139,181          $134,923

SOURCE  NetScout Systems, Inc.
    -0-                             04/28/2004
    /CONTACT: Catherine Taylor, Director of Investor Relations of NetScout Systems, Inc., +1-978-614-4286, IR@netscout.com/
    /Web site:  http://www.netscout.com/
    (NTCT)

CO:  NetScout Systems, Inc.
ST:  Massachusetts
IN:  CPR STW
SU:  ERN CCA MAV